EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92161
(To Prospectus dated July 7, 2003)                                     333-95805


                          [PHARMACEUTICAL HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                            Share      Trading
               Name of Company                 Ticker      Amounts     Market
         ---------------------------------   ----------  -----------  ----------
         Abbott Laboratories                    ABT             14       NYSE
         Allergan, Inc.                         AGN              1       NYSE
         Andrx Corporation-Andrx Group          ADRX             2      NASDAQ
         Advanced Medical Optics, Inc.          AVO       0.222222       NYSE
         Biovail Corporation                    BVF              4       NYSE
         Bristol-Myers Squibb Company           BMY             18       NYSE
         Eli Lilly & Company                    LLY             10       NYSE
         Forest Laboratories, Inc.              FRX              4       NYSE
         IVAX Corporation                       IVX          1.875       AMEX
         Johnson & Johnson                      JNJ             26       NYSE
         King Pharmaceuticals, Inc.              KG           4.25       NYSE
         Medco Health Solutions                 MHS         2.6532       NYSE
         Merck & Co., Inc.                      MRK             22       NYSE
         Mylan Laboratories, Inc. (1)           MYL           2.25       NYSE
         Pfizer Inc.                            PFE             58       NYSE
         Schering-Plough Corporation            SGP             14       NYSE
         Valeant Pharmaceuticals(2)             VRX              1       NYSE
         Watson Pharmaceuticals, Inc.           WPI              1       NYSE
         Wyeth                                  WYE             12       NYSE
         Zimmer Holdings, Inc.                  ZMH            1.8       NYSE

------------

(1) Mylan Laboratories Inc. announced a 3-for-2 stock split on its common stock payable to shareholders of record as of September 30, 2003. As of October 15, 2003, the share amount of Mylan Laboratories Inc. represented by a round lot of 100 Pharmaceutical HOLDRS was 2.25.

(2) As of November 14, 2003, ICN Pharmaceuticals, Inc., an underlying constituent of Pharmaceutical HOLDRS, changed its name to Valeant
Pharmaceuticals. As of November 14, 2003, 1 share of Valeant Pharmaceuticals was included in each round-lot of 100 Pharmaceutical HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.